UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2026

Date of Report (Date of earliest event reported)

Vestis Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Alpharetta Street, Suite 2100,
Roswell, Georgia		30075
(Address of Principal Executive Offices)		(Zip Code)

(470) 226-3655

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Russell Tiejema as Executive Vice President and Chief Financial Officer

On September 28, 2026, Vestis Corporation (the “Company”) announced that it had appointed Russell Tiejema as Executive Vice President and Chief Financial Officer.

Mr. Tiejema, 58, has more than 30 years of finance and leadership experience. Most recently, he served as Executive Vice President and Chief Financial Officer of US LBM, the largest privately owned full-line distributor of specialty building materials in the United States, from June 2024 to July 2026. Prior to US LBM, Mr. Tiejema served as Executive Vice President and Chief Financial Officer of Masonite International Corporation, a leading global designer and manufacturer of interior and exterior doors, from November 2015 to May 2024. Earlier in his career, Mr. Tiejema served as Vice President of Finance and Chief Financial Officer of Lennox International's residential business and held multiple financial leadership roles at General Motors. Mr. Tiejema holds a Master of Business Administration from Indiana University's Kelley School of Business and a bachelor's degree from Kettering University.

There are no family relationships between Mr. Tiejema and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Tiejema and any other person pursuant to which he was appointed, and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Tiejema entered into an Employment Agreement, dated September 17, 2026 (the “Employment Agreement”), and the Employment Agreement became effective as of September 28, 2026 (the “Effective Date”). The Employment Agreement governs the terms of Mr. Tiejema’s service as Executive Vice President and Chief Financial Officer of the Company.

Mr. Tiejema’s initial annual base salary under the Employment Agreement is $700,000 and, beginning with the Company’s fiscal year 2027, he will be entitled to a target annual bonus opportunity (“Target Bonus”) of 100% of his base salary, with the actual annual bonus payable to Mr. Tiejema for any year being determined and paid based on the terms of the Company’s Management Incentive Plan.

Beginning with the Company’s 2027 fiscal year, Mr. Tiejema will be entitled to receive an annual equity or equity-based award under the Vestis Corporation Long-Term Incentive Plan (the “LTIP”) with a target grant date value of $1,750,000, subject to approval by the Company’s Compensation and Human Resources Committee (the “Committee”). The form, timing and terms of any such awards will be determined in the sole discretion of the Committee and will be made at the same time as annual awards are made to similarly situated executives of the Company.

In connection with commencement of his employment, Mr. Tiejema is entitled to receive a one-time equity award (the “Sign-on Award”) under the LTIP with a grant date value of $2,500,000, consisting of 50% restricted stock units (“RSUs”) and 50% nonqualified stock options (“NSOs”), to be granted as of the first day of the Company’s fiscal year 2027 (the “Grant Date”). The Sign-on Award will vest ratably over three years on each anniversary of the Grant Date, subject to the terms and conditions of the applicable award agreement.

Mr. Tiejema is also generally eligible to participate in the Company’s standard employee benefit plans maintained from time to time for similarly situated executives, including the Company’s Executive Benefits and Perquisites Program and Executive Relocation Program; Mr. Tiejema, however, will not be entitled to participate in any termination or severance pay plan of the Company, other than as provided in the Employment Agreement.

Under the Employment Agreement, upon Mr. Tiejema’s termination of employment with the Company and its affiliates for any reason (the “Termination Date”), he will be entitled to any accrued amounts (such as accrued but unpaid salary and vacation, annual bonus for any completed fiscal year that has not yet been paid and other amounts required by applicable law or an employee benefit plan). Upon termination, Mr. Tiejema’s outstanding equity and equity-based awards will be treated in the manner provided in the LTIP and the applicable award agreements; provided, however, that in the case of an Anticipatory Change of Control Termination (as described below), the outstanding unvested awards will remain outstanding until the earliest of (a) the date of a Change of Control (as defined in the LTIP), (b) six months following the Termination Date and (c) the expiration date of the award.

If Mr. Tiejema’s Termination Date occurs on account of death or disability, he will be entitled to the accrued amounts and a pro-rata annual bonus for the year in which the Termination Date occurs.

If Mr. Tiejema’s Termination Date occurs by reason of termination by the Company for Cause (as defined in the Employment Agreement) or by Mr. Tiejema other than for Good Reason (as defined in the Employment Agreement), Mr. Tiejema will be entitled only to the accrued amounts.

If Mr. Tiejema’s Termination Date occurs on account of termination by the Company without Cause or by Mr. Tiejema for Good Reason (and other than as a result of a Qualifying Termination as described below), he will be entitled to the following payments and benefits (in addition to the accrued amounts), subject to the execution and non-revocation of a release:

•	a payment equal to the sum of his base salary and Target Bonus, payable in accordance with the normal payroll practices of the Company ratably over 12 months;

•	a pro-rata portion of the annual bonus that would otherwise have been paid to him for the year of termination had the Termination Date not occurred, taking into account satisfaction of any applicable performance conditions, payable in a lump sum at the same time as annual bonuses for the year to which the pro-rata bonus relates are payable to similarly situated executives of the Company whose Termination Date has not occurred;

•	if he is eligible for and timely elects COBRA coverage, a monthly payment (each a “Benefit Payment”) equal to the amount of the applicable monthly premium for medical, dental and vision coverage, which Benefit Payments will be payable for 12 months following the Termination Date; and

•	reimbursement for outplacement services by a recognized outplacement services firm selected by Mr. Tiejema in an amount not to exceed 10% of his base salary.

If Mr. Tiejema’s Termination Date occurs as the result of a “Qualifying Termination,” meaning termination of Mr. Tiejema’s employment (a) within 24 months after a Change of Control by the Company without Cause or by Mr. Tiejema for Good Reason or (b) within six months prior to a Change of Control at the request of a third party involved in a Change of Control or otherwise in connection with or in anticipation of a Change of Control (which termination is referred to as an “Anticipatory Change of Control Termination”), he will be entitled to the following payments and benefits, subject to the execution and non-revocation of a release:

•	a lump sum payment equal to 1.5 times the sum of his base salary and Target Bonus;

•	a lump sum payment equal to a pro-rata portion of his Target Bonus for the year in which the Termination Date occurs;

•	if he is eligible for and timely elects COBRA coverage, a lump sum Benefit Payment for the 18-month severance period; and

•	reimbursement for outplacement services by a recognized outplacement services firm selected by Mr. Tiejema in an amount not to exceed 10% of his base salary.

Mr. Tiejema is not entitled to duplicate benefits for both a termination prior to a Change of Control and a Qualifying Termination.

In the event that any payment or benefit payable to Mr. Tiejema would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the aggregate payments and benefits will be reduced to 2.99 times Mr. Tiejema’s “base amount” (as defined in Section 280G(b)(3) of the Code) if such reduction would result in a greater net after-tax amount to Mr. Tiejema.

The Employment Agreement requires Mr. Tiejema to enter into a restrictive covenant agreement that provides for perpetual non-disclosure and non-disparagement covenants and 12-month post-employment non-competition, non-solicitation and non-hire covenants. Mr. Tiejema and any compensation payable to him are also subject to the Company’s clawback and recoupment policies.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On September 28, 2026, the Company issued a press release announcing the appointment of Mr. Tiejema as Executive Vice President and Chief Financial Officer and reaffirming the Company’s fiscal year 2026 financial outlook. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 17, 2026, by and between Vestis Corporation and Russell Tiejema
99.1	Press Release of Vestis Corporation, dated September 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	September 28, 2026	By:	/s/ André C. Bouchard
		Name:	André C. Bouchard
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary